Exhibit 10.43

SPECIALIZED HEALTH PRODUCTS INTERNATIONAL, INC.

RESTRICTED STOCK AGREEMENT

UNDER THE 2004 STOCK INCENTIVE PLAN

THIS AGREEMENT (the “Agreement”) is made as of ____________, between Specialized Health Products International, Inc., a Delaware corporation (the “Company”), and __________ (“Holder”).

THE PARTIES AGREE AS FOLLOWS:

1.  Award of Stock. The Company hereby agrees to issue to Holder, and Holder hereby agrees to receive from the Company, __________ (___________) shares of the Company’s common stock (the “Shares”).

2.  Shares Subject to the Plan. This Agreement, and the Shares issued to Holder hereunder, will be subject to the terms and conditions of the Company’s 2004 Stock Incentive Plan (the “Plan”), a copy of which is attached hereto and incorporated by reference. Where the provisions of this Agreement and of the Plan are inconsistent on any matter, this Agreement will govern; and where this Agreement is silent on a matter provided for in the Plan, the Plan will govern. Capitalized terms not specifically defined in this Agreement will have the meaning ascribed to them in the Plan. As used herein, the term “Shares” refers to and includes the shares issued to Holder pursuant to this Agreement, and to all securities received in addition thereto or in replacement thereof, pursuant to or in consequence of any stock dividend, stock split, recapitalization, merger, reorganization, exchange of shares or other similar event.

3.  Restrictions as to the Shares. Holder understands that the Plan includes important terms and conditions that apply to this Agreement and to the Shares, including (without limitation) important restrictions on the ability of Holder to transfer the Shares. Holder acknowledges that he or she has read the Plan, agrees to be bound by its terms, and makes each of the representations required to be made by Holder under it.

3.1.  Escrow. Pursuant to Section 9(b) of the Plan, Holder will deliver the certificate(s) representing the unvested Shares with a stock power executed by Holder and by Holder’s spouse, if required, in blank, to the Secretary of the Company, to hold the same in escrow to facilitate the restrictions as to the Shares set forth in the Plan.

3.2  Vesting. All of the Shares are unvested and will become vested for purposes of the Plan over three years, with 33.3% of the Shares vesting in three equal installments on each subsequent annual anniversary of the date on which the Shares were granted. Notwithstanding the foregoing, 50% of the Shares will immediately vest in full upon a Change in Control of the Company.  In the case of Change in Control, the remaining 50% of the Shares will vest according to the original vesting schedule, so long as the Holder continues to be employed by the Company or upon termination or constructive termination (whereby the Holder is not offered an equivalent position or is asked to move more than 75 miles for the equivalent position) within twelve months of the Change in Control event.

3.3  Voting. Except as otherwise expressly provided in this Agreement, Holder will have all of the rights and privileges of a stockholder of the Company with respect to vested and unvested Shares, including the right to vote the vested and unvested Shares, while the same are held in escrow.

3.4 Effect of Prohibited Transfer. Any prohibited transfer of Shares is void and of no effect. Should such a transfer purport to occur, the Company may refuse to carry out the transfer on its books, attempt to set aside the transfer, enforce any undertaking or right under this Agreement or the Plan, and/or exercise any other legal or equitable remedy.

3.5 Required Undertaking. Any transfer that would otherwise be permitted under the terms of this Plan is prohibited unless the transferee executes such documents as the Company may reasonably require to ensure that the Company’s rights under a Restricted Stock Agreement and the Plan are adequately protected with respect to the Shares so transferred. Such documents may include, without limitation, an agreement by the transferee to be bound by all of the terms of the Plan and this Agreement, as if the transferee were the original holder of such Shares.

4.  Employment Status. Nothing contained herein or in the Plan will confer upon Holder any right with respect to the continuation of Holder’s status as an employee, consultant, independent contractor or director of the Company (or its subsidiaries) or interfere with the right of the Company at any time to terminate Holder’s employment by or service to the Company or to alter Holder’s rate of compensation in effect as of the date of this Agreement.

5.  Specific Performance. It is the intention of the parties that under those circumstances set forth herein or under the Plan in which the Company timely chooses to exercise its rights to repurchase the Shares as provided for herein or therein, the Company will be entitled to receive such Shares in order to have the same available for future issuance without dilution of the holdings of other stockholders of the Company. Holder and the Company hereby acknowledge and agree that money damages will be inadequate to compensate the Company and its stockholders if such a repurchase is not completed as contemplated hereunder and that the Company shall, in such case, be entitled to a decree of specific performance of the terms hereof or to an injunction restraining Holder (or Holder’s personal representative) from violating this Agreement, in addition to any other remedies that may be available to the Company at law or in equity.

6.  Miscellaneous. This Agreement (together with the Plan and any other agreement or other document evidencing and Award) sets forth the complete agreement of the parties concerning the subject matter hereof, superseding all prior agreements, negotiations and understandings. This Agreement will be governed by the substantive law of the State of Delaware and may be executed in counterparts.

The parties hereby have entered into this Agreement as of the date set forth above.

SPECIALIZED HEALTH PRODUCTS INTERNATIONAL, INC.	HOLDER

By:
Jeffrey M. Soinski Its: President/CEO